EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1997, appearing in Express Scripts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in the Annual Report on Form 10-K.




/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE
St. Louis, Missouri
May 22, 1997